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                                                                   EXHIBIT  99.6

                  AMENDED AND RESTATED STOCK TRADING AGREEMENT

         This Amended and Restated Stock Trading Agreement, dated as of March 19, 2004 (as it may be amended, restated or modified and in effect from time to time, this "Agreement"), is made by and among Electric City Corp., a Delaware corporation (the "Company"), Newcourt Capital USA, Inc., a Delaware corporation ("Newcourt Capital"), Originators Investment Plan, L.P., a Delaware limited partnership ("OIP), Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation ("Morgan Stanley"), Cinergy Ventures II, LLC, a Delaware limited liability company ("Cinergy Ventures"), Leaf Mountain Company LLC, an Illinois limited liability company ("Leaf Mountain"), SF Capital Partners Ltd., a British Virgin Islands company ("SF Capital"), Richard P. Kiphart, an individual ("Kiphart" ), David R. Asplund, an individual ("Asplund"), John Thomas Hurvis Revocable Trust, an Illinois trust ("Hurvis Trust"), John Donohue, an individual ("Donohue"), Augustine Fund, LP, an Illinois limited partnership ("Augustine"), and Technology Transformation Venture Fund, LP, a Delaware limited partnership ("TVP") (collectively, Newcourt Capital, OIP, Morgan Stanley, Cinergy Ventures, Leaf Mountain, SF Capital, Kiphart, Asplund, Hurvis Trust, Donohue, Augustine and TVP are referred to herein as the "Investors"), CIT Capital Securities, Inc. (formerly known as Newcourt Capital Securities, Inc.), a Delaware corporation ("CIT Capital Securities") , and each of the members of management of the Company set forth on the signature pages hereto, and shall become effective on September 8, 2004, as more fully set forth below.

                              W I T N E S S E T H:

         WHEREAS, each of the Investors is a holder of certain shares of the Company's outstanding Series A Convertible Preferred Stock ("Series A Preferred"), Series C Convertible Preferred Stock ("Series C Preferred") and/or Series D Convertible Preferred Stock ("Series D Preferred" and, together with the Series A Preferred and the Series C Preferred, the "Existing Preferred Stock"), and each Investor is also a holder of shares of Common Stock (as hereinafter defined), and each Investor is also a holder of certain warrants to purchase additional shares of Common Stock of the Company and certain Investors are also holders of warrants to purchase additional shares of Series D Preferred; and

         WHEREAS, CIT Capital Securities also holds a warrant to purchase shares of Common Stock of the Company; and

         WHEREAS, the parties hereto have previously entered into one or more of the following: that certain Stock Trading Agreement, dated as of July 31, 2001, as amended, that certain Stock Trading Agreement, dated as of June 4, 2002 or that certain Stock Trading Agreement dated as of June 27, 2003 (collectively, the "Prior Agreements"); and

         WHEREAS, the Company and the Investors have entered into that certain Redemption and Exchange Agreement, dated as of March 19, 2004 (as it may be amended, restated or modified and in effect from time to time, the "Redemption and Exchange Agreement"), whereby the Company will redeem certain shares of Existing Preferred Stock held by some Investors and all of the Investors will exchange their remaining shares of the Company's Existing Preferred Stock for shares of the Company's Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock") and the Investors holding warrants to purchase shares of

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the Series D Preferred will exchange such warrants for replacement warrants to purchase shares of Series E Preferred Stock, all as more fully described in the Redemption and Exchange Agreement; and

         WHEREAS, it is a condition to the obligations of the Investors and the Company to closing of the transactions contemplated by the Redemption and Exchange Agreement that the Company and the Parties enter into this Agreement; and

         WHEREAS, the Company and the Parties hereto desire that this Agreement supersede and replace all three of the Prior Agreements in their entirety;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms. All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Redemption and Exchange Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

         "Affiliate" means, as applied to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such other Person, whether through the ownership of voting securities or by contract or otherwise. With respect to individuals, the term Affiliate shall also include such individual's parents, spouse, children or grandchildren.

         "Agreement" shall have the meaning set forth in the preamble hereof.

         "Average Daily Trading Volume" with respect to any trading day, means the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty (20) consecutive trading day period) ending on the date immediately prior to such trading day.

         "Block Sales" means a sale of at least 10,000 shares of Common Stock.

         "Closing Price" means the closing price of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national

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securities exchange or automated quotation services on which the Common Stock is then listed for trading).

         "Common Stock" means and includes the Company's authorized common stock, par value $0.0001 per share.

         "Company" shall have the meaning set forth in the preamble hereof.

         "Investors" shall have the meaning set forth in the preamble hereof.

         "Parties" means all of the parties that are signatories to this Agreement from time to time, including under any joinders executed pursuant to the terms hereof, other than the Company.

         "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

         "Redemption and Exchange Agreement" shall have the meaning set forth in the fourth WHEREAS clause hereof.

                                   ARTICLE II
                              TRADING RESTRICTIONS

         2.1 Agreement for Benefit of Company. Each Party hereby agrees that its obligations under this Agreement are for the benefit of the Company and further agrees that the Company shall be entitled to enforce such Party's obligations under this Agreement.

         2.2 Effective Date; Public Sales. This Agreement shall become effective on September 8, 2004. Until such date, the Prior Agreements shall continue in full force and effect. On September 8, 2004, the Prior Agreements shall each terminate and be of no further force or effect. On and after September 8, 2004, during the term of this Agreement, no Party may sell any of its Common Stock into the public market except in accordance with the following trading restrictions:

                  (a) During the term of this Agreement and at any time the Closing Price on the then prior trading day is $4.00 per share or more, no restrictions hereunder shall apply.

                  (b) During the term of this Agreement and at any time the Closing Price on the then prior trading day is at least $2.00 per share but less than $4.00 per share, such Party may sell any of its Common Stock into the public market, subject to the following conditions:

                  (i) the number of shares of Common Stock sold by such Party on any trading day may not exceed fifteen percent (15%) of the Average Daily Trading Volume; and

                  (ii) Block Sales by such Party must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or,

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                           if not traded on the American Stock Exchange, any
                           national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

                  (c) During the term of this Agreement and at any time the Closing Price on the then prior trading day is at least $1.00 per share but less than $2.00 per share, such Party may sell any of its Common Stock into the public market, subject to the following conditions:

                  (i) the number of shares of Common Stock sold by such Party on any trading day may not exceed ten percent (10%) of the Average Daily Trading Volume; and

                  (ii) Block Sales by such Party must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

                  (d) During the term of this Agreement and at any time the Closing Price on the then prior trading day is less than $1.00 per share, such Party may sell any of its Common Stock into the public market, subject to the following conditions:

                  (i) the number of shares of Common Stock sold by such Party on any trading day may not exceed five percent (5%) of the Average Daily Trading Volume; and

                  (ii) Block Sales by such Party must be executed at a minimum price per share of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading).

         2.3. Private Sales. Any Party may sell any of its shares of Series E Preferred Stock or Common Stock (or securities exercisable or exchangeable for or convertible into shares of Series E Preferred Stock or Common Stock) it owns in a private transaction not effected over any securities exchange; provided, however, that any such private sale of shares of Series E Preferred Stock or Common Stock (or securities exercisable or exchangeable for or convertible into shares of Series E Preferred Stock or Common Stock) to a party that is not a Party to this Agreement shall have as a condition to such sale that such acquiring party shall become a Party to this Agreement by executing a joinder hereto with the Company acknowledging that the shares of Series E Preferred Stock or Common Stock (or securities exercisable or exchangeable for or convertible into shares of Series E Preferred Stock or Common Stock) being acquired shall be subject to the terms hereof while this Agreement remains in effect.

         2.4 Transfer to Affiliates. Notwithstanding anything in this Agreement to the contrary, any party may freely sell or otherwise transfer any Series E Preferred Stock or Common Stock (or securities exercisable or exchangeable for or convertible into shares of Series

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E Preferred Stock or Common Stock) it owns to its Affiliates without such sale or transfer being subject to the terms of this Agreement; provided, however, that any such Affiliate shall become a party to and bound by this Agreement and its ownership and sales of shares of Series E Preferred Stock or Common Stock or other securities exercisable or exchangeable for or convertible into shares of Series E Preferred Stock or Common Stock shall be aggregated with the transferring Party for purposes of Sections 2.1 and 2.2.

         2.5 Term of Trading Agreement. The term of this Agreement shall terminate on September 7, 2007.

         2.6 Amendments to the Trading Agreement. This Agreement may only be amended upon the prior written consent of the Company and all other Parties at the time of such amendment.

         2.7 Purchases by Management in the Public Market. Notwithstanding anything in this Article II to the contrary, all shares of Common Stock purchased by members of management that are signatories hereto in the public market from other than the Company or its underwriters shall not be subject to this Article II.

         2.8 Agreement Not Applicable to Michael Pokora or Brian Kawamura. The Parties and the Company acknowledge that Michael Pokora and Brian Kawamura were each signatories to the 2001 Stock Trading Agreement and that Messrs. Pokora and Kawamura have since ceased to be officers or employees of the Company or any of its Subsidiaries. Accordingly, the Parties and the Company each hereby agree that Messrs. Pokora and Kawamura shall not be Parties to this Agreement, without prejudice to any of their rights or obligations under the 2001 Stock Trading Agreement.

         2.9 Agreement Not Applicable to Certain SF Capital Partners, Ltd Common Stock. The Parties and the Company acknowledge that SF Capital Securities, Ltd. and the Company were signatories to a Stock Trading Agreement dated as of February 27, 2003 (the "SF Capital Trading Agreement") which was entered into in connection with the purchase by SF Capital Partners, Ltd. from the Company of 1,086,957 shares of Common Stock (including any adjustments occurring thereto after the date hereof for stock splits, stock combinations and the like, the "Excluded SF Capital Common Shares") and warrants (the "Excluded SF Capital Common Stock Warrants") evidenced by Warrant No. 32 issued by the Company to purchase up to 300,000 additional shares of Common Stock (including any adjustments occurring thereto after the date hereof for stock splits, stock combinations and the like, the "Excluded SF Capital Warrant Shares"). The Parties and the Company hereby agree that (a) this Agreement does not apply with respect to any Excluded SF Capital Common Shares or any Excluded SF Capital Common Stock Warrants or any Excluded SF Capital Warrant Shares; and (b) that the SF Capital Trading Agreement has been terminated, effective March 20, 2004.

         2.10 Agreement Not Applicable to Certain Kiphart Common Stock. The Parties and the Company acknowledge that Richard P. Kiphart and the Company are signatories to a Stock Trading Agreement dated as of April 23, 2003 (the "Kiphart Trading Agreement") which was entered into in connection with the purchase by Richard P. Kiphart from the Company of 456,429 shares of Common Stock (including any adjustments occurring thereto after the date

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hereof for stock splits, stock combinations and the like, the "Excluded Kiphart
Common Shares") and warrants (the "Excluded Kiphart Common Stock Warrants") evidenced by Warrant No. 41 issued by the Company to purchase up to 125,974 additional shares of Common Stock (including any adjustments occurring thereto after the date hereof for stock splits, stock combinations and the like, the "Excluded Kiphart Warrant Shares"). The Parties and the Company hereby agree that (a) this Agreement does not apply with respect to any Excluded Kiphart Common Shares or any Excluded Kiphart Common Stock Warrants or any Excluded Kiphart Warrant Shares; and (b) that this Agreement does not amend, modify, supersede or otherwise in any manner change or affect the Kiphart Trading Agreement, which remains in full force and effect in accordance with its terms.

                                   ARTICLE III
                               GENERAL PROVISIONS

         3.1      Legend on Share Certificates.

         (a) After this Agreement becomes effective, all Company securities that are subject to the terms and provisions of Article II, in addition to such other legends as may be required by law and any other legend required by the Redemption and Exchange Agreement or any Ancillary Agreements (as defined in the Redemption and Exchange Agreement) shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REQUIREMENTS AS TO TRADING CONTAINED IN THE AMENDED AND RESTATED STOCK TRADING AGREEMENT, DATED MARCH 19, 2004, BY AND AMONG THE COMPANY AND CERTAIN SECURITY HOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         (b) Upon the termination of this Agreement, each Party shall be entitled to receive, in exchange for any security bearing the legend regarding this Agreement specifically set forth in Section 3.1(a), a security without such legend.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Injunctive Relief. It is acknowledged that it is impossible to measure in money the damages that would be suffered if the Parties fail to comply with the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party would be irreparably damaged and would not have an adequate remedy at law. Any such Party shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

         4.2 Governing Law. Except as to matters governed by the General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be

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construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.

         4.3 Entire Agreement; Waiver. As among the Parties and the Company, this Agreement supersedes the Prior Agreements and contains the entire agreement among the parties hereto with respect to the subject matter hereof. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged. This Agreement does not modify, amend or otherwise affect either the SF Capital Trading Agreement (as defined in Section 2.8) or the Kiphart Trading Agreement (as defined in Section 2.9).

         4.4 Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

         4.5 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         4.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         4.7 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice in accordance herewith given to each of the other parties):

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                           (i)      If to the Company:

                                    1280 Landmeier Road
                                    Elk Grove Village, IL 60007-2410
                                    Fax No. 847-437-4969
                                    Attention: Chief Financial Officer

                           (ii) If to a Party: at the address set forth in the Redemption and Exchange Agreement or the signature page to this Agreement.

         4.8 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

      [BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Stock Trading Agreement to be executed as of the day and year first above written.

COMPANY                                   INVESTORS

ELECTRIC CITY CORP.,                      NEWCOURT CAPITAL USA INC.,

By:_____________________________          By: __________________________________
Name:  John Mitola                        Name: ________________________________
Title: Chief Executive Officer            Title: _______________________________

MANAGEMENT                                CIT CAPITAL SECURITIES, INC.

JOHN MITOLA

                                          By: __________________________________
                                          Name: ________________________________
_________________________________         Title: _______________________________

                                          MORGAN STANLEY DEAN WITTER
                                          EQUITY FUNDING, INC.
JEFFREY MISTARZ

                                          By: __________________________________
                                          Name: ________________________________
_________________________________         Title: _______________________________

                                          ORIGINATORS INVESTMENT PLAN, L.P.
DENNIS ENBERG

                                          By: MSDW OIP Investors, Inc.,
                                              its general partner
_________________________________
                                          By: __________________________________
                                          Name:  Thomas A. Clayton
                                          Title: Vice President

                                          CINERGY VENTURES II, LLC

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

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                                          LEAF MOUNTAIN COMPANY, LLC

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          SF CAPITAL PARTNERS, LTD.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          RICHARD KIPHART

                                          ______________________________________

                                          DAVID R. ASPLUND

                                          ______________________________________

                                          JOHN THOMAS HURVIS REVOCABLE TRUST

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          JOHN DONOHUE

                                          ______________________________________

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                                          AUGUSTINE FUND LP

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          TECHNOLOGY TRANSFORMATION VENTURE
                                          FUND, LP

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

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